Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of March 2, 2021, by and among USA TECHNOLOGIES, INC., a Pennsylvania corporation (the “Borrower”), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
W I T N E S E T H :
WHEREAS, Borrower, the other Loan Parties party thereto, the Lenders, and Administrative Agent have executed and delivered that certain Credit Agreement dated as of August 14, 2020 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).
WHEREAS, Borrower has requested that Administrative Agent and Lenders amend certain provisions of the Credit Agreement as set forth herein, and Administrative Agent and the Lenders party hereto have agreed to such amendments, subject to the terms and conditions hereof.
NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Borrower, Administrative Agent, and the Lenders party hereto hereby covenant and agree as follows:
SECTION 1. Definitions.  Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2. Amendment to Credit Agreement.
(a) Section 1.01 of the Credit Agreement is amended to add the following in appropriate alphabetical order:
“First Amendment Effective Date” means March 2, 2021.
(b) The introductory clause of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended so that it reads, in its entirety, as follows:
“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolving Commitment CBFR Spread”, “Revolving Commitment Eurodollar Spread” “Term A Loan CBFR Spread”, “Term A Loan Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Total Leverage Ratio as of the most recent determination date, provided that until but not including the First Amendment Effective Date, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 1 and on and including the First

Amendment Effective Date through December 31, 2021, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 2:
(c) Each reference to “1.00%” in the following definitions in Section 1.01 of the Credit Agreement is hereby amended to read “0.75%”:  “Adjusted One Month LIBOR Rate”, “Benchmark Replacement”, “Federal Funds Effective Date”, “Interpolated Rate”, “LIBOR Screen Rate”, “NYFRB Rate”, and “Unadjusted Benchmark Replacement.”
SECTION 3. Conditions Precedent.  This Agreement shall become effective only upon satisfaction of the following conditions precedent on or before the date hereof:
(a) execution and delivery of this Agreement by Borrower, the other Loan Parties, Administrative Agent, and the Required Lenders;
(b) execution and delivery by the Guarantors of the Consent, Reaffirmation, and Agreement of Guarantors attached hereto; and
(c) Borrower shall have paid to Administrative Agent, for the account of the applicable parties, all fees and expenses (including legal fees and expenses) due and payable under the Credit Agreement and in connection with this Agreement.
SECTION 4. Miscellaneous Terms.
(a) Loan Document.  For avoidance of doubt, Borrower, Administrative Agent, and the Lenders party hereto hereby acknowledge and agree that this Agreement is a Loan Document.
(b) Effect of Agreement.  Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.  Except to the extent otherwise expressly set forth herein, the amendments set forth herein shall have prospective application only from and after the date of this Agreement.
(c) No Novation or Mutual Departure.  Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Agreement shall affect or limit Administrative Agent or any Lender’s right to demand payment of liabilities owing from any Loan Party to Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.
(d) Ratification.  Borrower (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement and the other Loan

Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct in all material respects as of such date).
(e) No Default.  To induce Administrative Agent and the Lenders to enter into this Agreement and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default, and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of Borrower or any other Loan Party or arising out of or with respect to any of the Loans or other obligations of Borrower or any other Loan Party owed to Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.
(f) Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.
(g) Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Agreement or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart thereof, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form.
(h) Recitals Incorporated Herein.  The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.
(i) Section References.  Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(j) Further Assurances.  Borrower agrees to take, at Borrower’s expense, such further actions as Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.
(k) Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
(l) Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, Borrower, Administrative Agent, and the Lenders party hereto have caused this Agreement to be duly executed under seal by its duly authorized officer as of the day and year first above written.

BORROWER:

USA TECHNOLOGIES, INC.

By:	/s/ Sean Feeney
Name: Sean Feeney
Title: CEO

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Lender, Swingline Lender and Issuing Bank

By:	/s/ Eleftherios Karsos
Name: Eleftherios Karsos
Title: Authorized Officer

CONSENT, REAFFIRMATION, AND AGREEMENT OF GUARANTORS

Each of the undersigned (a) acknowledges receipt of the foregoing First Amendment to Credit Agreement (the “Agreement”); (b) consents to the execution and delivery of the Agreement; and (c) reaffirms all of its obligations and covenants under the Credit Agreement (as defined in the Agreement) and all of its other obligations under the Loan Documents to which it is a party, and, agrees that none of its obligations and covenants shall be reduced or limited by the execution and delivery of the Agreement or any of the other instruments, agreements or other documents executed and delivered pursuant thereto.
This Consent, Reaffirmation, and Agreement of Guarantors (this “Consent”) may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Consent may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Consent.  Delivery by one or more parties hereto of an executed counterpart of this Consent via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Consent or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Any party delivering an executed counterpart of this Consent by facsimile or other electronic method of transmission shall also deliver an original executed counterpart thereof, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Consent. The words “execution,” “signed,” “signature,” and words of like import in this Consent shall be deemed to include electronic signatures or the keeping of records in electronic form.
As of March 2, 2021

GUARANTORS:

USAT CAPITAL CORP LLC

By:	/s/ Davina Furnish
Name: Davina Furnish
Title: Secretary – USA Technologies, Inc.

CANTALOUPE SYSTEMS, INC.

By:	/s/ Sean Feeney
Name: Sean Feeney
Title: President & CEO